SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 19, 2016

Your Community Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At a special meeting of shareholders on August 19, 2016, the shareholders of Your Community Bankshares, Inc. (“YCB”) approved the Agreement and Plan of Merger, dated as of May 3, 2016, between Wesbanco, Inc. (“WesBanco”) and YCB, which provides for the merger of YCB with and into WesBanco. The merger is expected to be completed before the end of the third quarter of 2016.

YCB shareholders also approved, in an advisory vote, the compensation payable to the named executive officers of YCB in connection with the merger with WesBanco.  No action was taken with respect to a third item, a proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes to approve the merger at the time of the special shareholder meeting.

Set forth below are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes with respect to the two matters voted on at the special meeting.

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

1. Proposal to approve the Agreement and Plan of Merger between Wesbanco, Inc. and Your Community Bankshares, Inc.	3,843,306	36,797	11,624	0

2. Proposal to approve the compensation to named executive officers in connection with the merger.	3,106,843	576,291	208,593	0

ITEM 8.01.  OTHER EVENTS

On August 19, 2016, YCB issued a press release announcing the voting results of its special meeting of shareholders.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NO.

99.1 Your Community Bankshares, Inc. Press Release dated August 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUR COMMUNITY BANKSHARES, INC.

Date: August 19, 2016	By:	/s/ James D. Rickard
		Name:	James D. Rickard
		Title:	President and Chief Executive Officer